Exhibit 99.1

FOXO TECHNOLOGIES INC. ANNOUNCES EXECUTION OF A NON-BINDING ACQUISITION AGREEMENT FOR AN ASSISTED-LIVING FACILITY IN SOUTH FLORIDA FOR A TOTAL CONSIDERATION OF $22 MILLION

WEST PALM BEACH, FLORIDA—August 6, 2025 - (GlobeNewswire)—FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”) announces that it has executed a non-binding acquisition agreement to acquire an assisted living and memory care facility in South Florida.

The proposed acquisition includes the land and buildings. The facility has 87 units licensed for the provision of assisted living and memory care services. The purchase price for the facility is expected to be $22 million, a portion of which is milestone-based. $5M of the purchase price will be in the form of non-convertible preferred stock. Completion of the acquisition is subject to definitive agreements and a number of closing conditions, including satisfactory due diligence and financing.

“This agreement further demonstrates our strategy to add assisted living facilities to the health care services we provide,” said Seamus Lagan, Chief Executive Officer of FOXO. “We are confident that we can close on acquisitions currently subject to non-binding agreements, which if successfully completed, will add in excess of 350 units providing assisted living and memory care services.”

Furthermore, the Company expects to shortly confirm a definitive agreement that is at an advanced stage of completion for the acquisition of Vector Biosource, Inc., that was previously announced.

The Company continues to explore and negotiate additional opportunities in the assisted living and behavioral health sector and is confident that the expansion of its Myrtle Recovery Centers, Inc. business is imminent.

The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 on or before August 14, 2025, and expects to demonstrate a continued improvement in net revenues, profitability and stockholders’ equity.

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended (“Securities Act”). This announcement is being issued in accordance with Rule 135 under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151